Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 on Form S-8 to the Form S-4 Registration Statement (No. 333-175162) of Exelon Corporation of our report dated February 9, 2012 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting of Exelon Corporation, which appears in Exelon Corporation’s Annual Report on Form 10-K for the year ended December 31, 2011.

Chicago, Illinois

June 26, 2012